Exhibit 99.1

Press Release For immediate release

Invesco Reports Results for the Three Months Ended June 30, 2026
Invesco Announces Second Quarter Diluted EPS of $0.76; Adjusted Diluted EPS (1) of $0.71

Investor Relations Contacts: Media Relations Contact:	Greg Ketron | 404-724-4299 Jennifer Church | 404-439-3428 Andrea Raphael | 212-323-4202

Atlanta, July 28, 2026 -- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended June 30, 2026.
•$45.1 billion of record net long-term inflows for the quarter, primarily driven by ETFs and Index, QQQ, China JV and Private Markets
•$2.5 trillion in ending AUM; an increase of 14.4% from the prior quarter
•19.9% operating margin in Q2 2026; 37.5% adjusted operating margin (1)
•Continued balance sheet strength - reduced net debt by more than $450 million during the quarter and increased common share buybacks to $50 million or 1.9 million shares (2)

Update from Andrew Schlossberg, President and CEO

“The momentum we are building as we execute against our strategic priorities is noteworthy. For the first half of the year, we posted record net long-term inflows of $67 billion, or 7% annualized organic growth, and generated record net revenues, with an increase of 17% over the same period last year. In the second quarter alone, we generated $45 billion of net long-term inflows. Net revenue growth was 5% and expenses were flat on a sequential quarter basis, reflecting our increasingly scaled platform and disciplined approach to expense management. This created significant operating leverage driving an adjusted operating margin expansion of 3 percentage points to 37.5% in the second quarter, with a 14% increase in adjusted operating income and a 25% increase in adjusted earnings per share.(1)
Furthermore, we have meaningfully improved our leverage ratio while increasing common share buybacks 80% year-to-date as compared to the first half of last year. Importantly, we have done this while continuing to invest in the business and positioning our product suite to meet ever-evolving global demand."

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(1)    Includes non-GAAP financial measure. See the information on pages 8 through 11 for a reconciliation to the most directly comparable U.S. GAAP measure.
(2)    Net debt: Debt less Cash and cash equivalents

Net Flows:
Net long-term inflows were $45.1 billion for the second quarter of 2026 as compared to $21.8 billion in the first quarter.

Retail net long-term inflows were $47.3 billion while Institutional net long-term outflows were $2.2 billion. Net long-term flows by investment capability include net long-term inflows from ETFs and Index of $30.1 billion, QQQ of $13.8 billion, China JV of $6.9 billion, Private Markets of $1.9 billion, and Fundamental Fixed Income of $0.4 billion, partially offset by net long-term outflows from Fundamental Equities of $7.7 billion and Multi-Asset/Other of $0.3 billion. On a geographic basis, the Americas, Asia Pacific, and EMEA regions achieved net long-term inflows of $30.8 billion, $8.2 billion, and $6.1 billion, respectively.

Net market gains and foreign exchange rate movements increased AUM in the second quarter by $256.8 billion and $0.7 billion, respectively. We had inflows of $16.9 billion from money market funds during the quarter. Ending AUM increased 14.4% while average AUM increased 6.8% during the second quarter.

Summary of net flows (in billions)	Q2-26	Q1-26	Q2-25
Long-term inflows	$202.1	$162.0	$118.7
Long-term outflows	(157.0)	(140.2)	(103.1)
Net long-term flows (1)	45.1	21.8	15.6
Non-management fee earning AUM (1)	0.7	—	2.8
Money market	16.9	11.5	(3.2)
Total net flows	$62.7	$33.3	$15.2

Annualized long-term organic growth rate (2)	8.5%	4.4%	4.7%

(1)    Non-management fee earning flows include QQQ’s flows prior to its restructuring from an UIT to an open-end fund ETF on December 20, 2025. Net long-term flows include QQQ’s flows beginning on December 20, 2025.
(2)    Annualized long-term organic growth rate is calculated using net long-term flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes money market and non-management fee earning AUM.

Second Quarter Highlights:

Financial Results	Q2-26		Q1-26		Q2-26 vs. Q1-26	Q2-25		Q2-26 vs. Q2-25
U.S. GAAP Financial Measures
Operating revenues	$1,825.6	m	$1,744.5	m	4.6%	$1,515.5	m	20.5%
Operating income	$364.2	m	$333.2	m	9.3%	$214.2	m	70.0%
Operating margin	19.9%		19.1%			14.1%
Net income/(loss) attributable to Invesco Ltd.	$345.3	m	$230.4	m	49.9%	($12.5	m)	N/A
Diluted EPS	$0.76		$0.51		49.0%	($0.03)		N/A

Adjusted Financial Measures (1)
Net revenues	$1,329.1	m	$1,264.3	m	5.1%	$1,104.6	m	20.3%
Adjusted operating income	$498.7	m	$436.0	m	14.4%	$344.4	m	44.8%
Adjusted operating margin	37.5%		34.5%			31.2%
Adjusted net income attributable to Invesco Ltd.	$322.3	m	$260.8	m	23.6%	$165.2	m	95.1%
Adjusted diluted EPS	$0.71		$0.57		24.6%	$0.36		97.2%

Assets Under Management
Ending AUM	$2,470.3	bn	$2,159.5	bn	14.4%	$2,001.4	bn	23.4%
Average AUM	$2,368.8	bn	$2,218.9	bn	6.8%	$1,897.4	bn	24.8%

Headcount	7,405		7,421		(0.2%)	8,407		(11.9%)

(1)    Represents non-GAAP financial measure. See the information on pages 8 through 11 for a reconciliation to the most directly comparable U.S. GAAP measure.

U.S. GAAP Operating Results:

Second Quarter 2026 compared to First Quarter 2026

Operating revenues and expenses: Operating revenues increased $81.1 million in the second quarter of 2026 compared to the first quarter. Investment management fees and Service and distribution fees increased $79.6 million and $8.1 million, respectively, primarily driven by higher average AUM. Performance fees decreased $7.6 million to $3.7 million.

Operating expenses increased $50.1 million in the second quarter of 2026 compared to the first quarter. Third-party distribution, service and advisory costs increased $25.7 million primarily due to higher average AUM. Employee compensation expense increased $34.0 million primarily due to higher employee variable compensation costs of $34.8 million driven by higher revenues and a $39.5 million increase in the mark-to-market adjustment on deferred compensation liabilities, partially offset by a decrease of $26.5 million related to the acceleration of expense for long-term awards granted to retirement-eligible employees in the first quarter and seasonally lower payroll taxes of $13.6 million. General and administrative expenses decreased $13.6 million, primarily due to a net benefit of $11.7 million arising from the sale of the management agreements associated with Invesco's Canadian fund business to CI Global Asset Management on June 1, 2026 and the restructuring of the company’s Canadian operations.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $35.1 million, earned primarily from our China joint venture. Interest and dividend income was $9.9 million earned from cash and cash equivalents and seed capital investments. Other gains/(losses) were a net gain of $105.8 million, primarily driven by gains from market value changes in deferred compensation and other investments. Other income/(expense) of consolidated investment products (CIP) was an expense of $36.0 million, primarily driven by market losses on the underlying investments held by the funds, partially offset by net interest income earned by CIP.

The effective tax rate was 25.6% in the second quarter of 2026, compared to 27.0% in the first quarter of 2026. The decrease was primarily due to the favorable impact of the higher Income before income taxes in the second quarter of 2026 compared to relatively stable permanent items between quarters and the favorable discrete tax benefit related to the gain recognized on the sale of the management agreements associated with Invesco's Canadian fund business, which was partially offset by the excess tax benefits related to the vesting of common share-based awards recognized in the first quarter of 2026.

Diluted earnings per common share: Diluted earnings per common share was $0.76 for the second quarter of 2026.

Second Quarter 2026 compared to Second Quarter 2025

Operating revenues and expenses: Operating revenues increased $310.1 million in the second quarter of 2026 compared to the second quarter of 2025. Investment management fees increased $360.9 million, primarily driven by management fees for QQQ following its conversion to an open-end fund ETF in the fourth quarter of 2025 and higher average AUM. Service and distribution fees decreased $53.9 million primarily due to the elimination of QQQ's pass-through service revenues after its conversion.

Operating expenses increased $160.1 million in the second quarter of 2026 compared to the second quarter of 2025. Third-party distribution, service and advisory costs increased $126.4 million primarily due to higher average AUM and third-party costs for QQQ. Employee compensation expenses increased $36.3 million primarily due to higher employee variable compensation costs of $43.0 million driven by higher revenues and an $18.7 million increase in the mark-to-market adjustment on deferred compensation liabilities, partially offset by lower salaries of $12.4 million primarily due to the divestitures in the fourth quarter of 2025 and $16.9 million of severance expense related to the reorganization of the fundamental equities investment teams in the second quarter of 2025. Marketing expenses increased $13.6 million, primarily due to advertising related to QQQ. Property, office and technology costs decreased $8.9 million due to an $8.0 million software impairment recorded in the second quarter of 2025 related to a strategic change to the company's fixed income investment platform. General and administrative expenses decreased $5.7 million, primarily due to a net benefit of $11.7 million arising from the sale of the management agreements associated with Invesco's Canadian fund business to CI Global Asset Management on June 1, 2026 and the restructuring of the company’s Canadian operations, which was partially offset by higher professional fees.

The effective tax rate was 25.6% in the second quarter of 2026 as compared to 28.1% in the second quarter of 2025. The decrease was primarily due to the favorable discrete tax benefit related to the gain recognized on the sale of the management agreements associated with Invesco's Canadian fund business and a reduction in the expense for unrecognized tax benefits in the second quarter of 2026 related to the favorable resolution of certain tax matters, including a tax matter resolved during the second quarter of 2026.

Adjusted (1) Operating Results:

Second Quarter 2026 compared to First Quarter 2026

Net revenues and adjusted operating expenses: Net revenues in the second quarter of 2026 increased $64.8 million compared to the first quarter primarily due to higher average AUM.

Adjusted operating expenses increased $2.1 million compared to the first quarter.

Adjusted operating income increased $62.7 million compared to the first quarter. Adjusted operating margin increased to 37.5% from 34.5%.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was a market loss of $6.8 million. Other gains/(losses) were a net gain of $43.1 million, primarily driven by gains from market value changes in seed capital and other investments. Interest and dividend income was $11.7 million.

The effective tax rate on adjusted net income was 24.9% in the second quarter of 2026, compared to 23.6% in the first quarter of 2026. The increase in the effective tax rate was primarily due to excess tax benefits related to the vesting of common share-based awards recognized in the first quarter of 2026.

Adjusted diluted earnings per common share was $0.71 for the second quarter of 2026.

Second Quarter 2026 compared to Second Quarter 2025

Net revenues and adjusted operating expenses: Net revenues in the second quarter of 2026 increased $224.5 million compared to the second quarter of 2025 driven by higher average AUM and the net revenues earned from QQQ. Foreign exchange rate changes increased net revenues by $6.3 million.

Adjusted operating expenses in the second quarter of 2026 increased $70.2 million compared to the second quarter of 2025, reflecting higher Employee compensation and Marketing expenses, as discussed above. General and administrative expenses increased $7.5 million primarily due to higher professional fees.

Adjusted operating income increased $154.3 million compared to the second quarter of 2025. Adjusted operating margin increased to 37.5% from 31.2%.

The effective tax rate on adjusted net income was 24.9% in the second quarter of 2026, compared to 26.5% in the second quarter of 2025. The decrease in the effective tax rate was primarily due to the reduction in the expense for unrecognized tax benefits related to the favorable resolution of certain tax matters, including a tax matter resolved during the second quarter of 2026.
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(1)    Represents non-GAAP financial measure. See the information on pages 8 through 11 for a reconciliation to the most directly comparable U.S. GAAP measure.

Capital Management:

Cash and cash equivalents: $915.4 million at June 30, 2026 ($806.9 million as of March 31, 2026).

Debt: $1,624.0 million at June 30, 2026 ($1,966.7 million at March 31, 2026). The credit facility balance was $736.0 million as of June 30, 2026 ($1,079.0 million at March 31, 2026).

Net Debt (2): $708.6 million at June 30, 2026 ($1,159.8 million at March 31, 2026)

Common share repurchases: During the second quarter of 2026, the company repurchased 1.9 million common shares for $50 million in the open market.

Common shares outstanding (end of period): 441.5 million

Diluted common shares outstanding (end of period): 453.5 million
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(2) Net debt: Debt less Cash and cash equivalents

Dividends paid: $96.8 million (common); $37.0 million (preferred).

Common dividends declared: The company is announcing a second quarter cash dividend of $0.215 per share to holders of common shares. The dividend is payable on September 2, 2026 to common shareholders of record at the close of business on August 14, 2026, with an ex-dividend date of August 14, 2026.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from June 1, 2026 through August 31, 2026. The preferred dividend is payable on September 1, 2026.

About Invesco Ltd.

Invesco Ltd. is one of the world's leading asset management firms serving clients in more than 120 countries. With US$2.5 trillion in assets under management as of June 30, 2026, we deliver a comprehensive range of investment capabilities across public, private, active, and passive. Our collaborative mindset, breadth of solutions and global scale mean we're well positioned to help retail and institutional investors rethink challenges and find new possibilities for success. For more information, visit www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, July 28, 2026, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Wednesday, August 12, 2026 by calling 1-866-360-7726 for U.S. and Canadian callers or 1-203-369-0178 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at invesco.com/corporate.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow, capital expenditures, and assets under management and could differ materially from events that actually occur in the future due to known and unknown risks and other important factors, including, but not limited to, industry or market conditions, geopolitical events including wars, global trade tensions, tariffs, natural disasters and pandemics or health crises and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. None of this information should be considered in isolation from, or as a substitute for, historical financial statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q2-26	Q1-26	% Change	Q2-25	% Change
Operating revenues:
Investment management fees	$1,461.8	$1,382.2	5.8%	$1,100.9	32.8%
Service and distribution fees	309.9	301.8	2.7%	363.8	(14.8%)
Performance fees	3.7	11.3	(67.3%)	2.6	42.3%
Other	50.2	49.2	2.0%	48.2	4.1%
Total operating revenues	1,825.6	1,744.5	4.6%	1,515.5	20.5%
Operating expenses:
Third-party distribution, service and advisory	627.1	601.4	4.3%	500.7	25.2%
Employee compensation	546.7	512.7	6.6%	510.4	7.1%
Marketing	36.7	37.4	(1.9%)	23.1	58.9%
Property, office and technology	109.3	104.6	4.5%	118.2	(7.5%)
General and administrative	133.5	147.1	(9.2%)	139.2	(4.1%)
Amortization of intangible assets	8.1	8.1	—%	9.7	(16.5%)
Total operating expenses	1,461.4	1,411.3	3.5%	1,301.3	12.3%
Operating income	364.2	333.2	9.3%	214.2	70.0%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	35.1	34.0	3.2%	25.0	40.4%
Interest and dividend income	9.9	9.2	7.6%	10.5	(5.7%)
Interest expense	(23.6)	(24.3)	(2.9%)	(20.7)	14.0%
Other gains/(losses), net	105.8	(0.4)	N/A	59.7	77.2%
Other income/(expense) of CIP, net	(36.0)	(51.5)	(30.1%)	(14.3)	151.7%
Income before income taxes	455.4	300.2	51.7%	274.4	66.0%
Income tax (provision)/benefit	(116.5)	(81.1)	43.6%	(77.0)	51.3%
Net income	338.9	219.1	54.7%	197.4	71.7%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	43.4	49.5	(12.3%)	6.0	623.3%
Less: Dividends declared on preferred shares	(37.0)	(38.2)	(3.1%)	(56.6)	(34.6%)
Less: Cost of preferred share repurchase	—	—	N/A	(159.3)	N/A
Net income/(loss) attributable to Invesco Ltd.	$345.3	$230.4	49.9%	$(12.5)	N/A

Earnings per common share:
- basic	$0.77	$0.51	51.0%	$(0.03)	N/A
- diluted	$0.76	$0.51	49.0%	$(0.03)	N/A

Weighted average common shares outstanding:
- basic	451.3	451.1	—%	453.8	(0.6%)
- diluted	454.4	453.7	0.2%	455.2	(0.2%)

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: Net revenues (and by calculation, Net revenue yield on AUM), Adjusted operating income, Adjusted operating margin, Adjusted net income attributable to Invesco Ltd., and Adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts. The most directly comparable U.S. GAAP measures are Operating revenues (and by calculation, gross revenue yield on AUM), Operating income, Operating margin, Net income attributable to Invesco Ltd., and Diluted EPS.

The following are reconciliations of Operating revenues, Operating income (and by calculation, operating margin), and Net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of Net revenues, Adjusted operating income (and by calculation, Adjusted operating margin), and Adjusted net income attributable to Invesco Ltd. (and by calculation, Adjusted diluted EPS). In addition, a reconciliation of Adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP Operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

(in millions)	Q2-26	Q1-26	Q2-25
Operating revenues, U.S. GAAP basis	$1,825.6	$1,744.5	$1,515.5
Revenue adjustments (1)
Investment management fees	(385.2)	(356.3)	(211.8)
Service and distribution fees	(207.2)	(206.3)	(252.7)
Other	(34.7)	(38.8)	(36.2)
Total revenue adjustments	(627.1)	(601.4)	(500.7)
Invesco Great Wall (2)	121.8	110.8	79.2
CIP (3)	8.8	10.4	10.6
Net revenues	$1,329.1	$1,264.3	$1,104.6

Reconciliation of Operating income to Adjusted operating income:

(in millions)	Q2-26	Q1-26	Q2-25
Operating income, U.S. GAAP basis	$364.2	$333.2	$214.2
Invesco Great Wall (2)	76.7	68.2	49.9
CIP (3)	13.0	17.6	15.9
Amortization of intangible assets (4)	8.1	8.1	9.7
Compensation expense related to market valuation changes in deferred compensation liabilities (5)	48.4	8.9	29.8
Severance (6)	—	—	16.9
Software impairment (7)	—	—	8.0
Canadian sale and restructuring (8)	(11.7)	—	—
Adjusted operating income	$498.7	$436.0	$344.4

Operating margin (9)	19.9%	19.1%	14.1%
Adjusted operating margin (10)	37.5%	34.5%	31.2%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

(in millions)	Q2-26	Q1-26	Q2-25
Net income/(loss) attributable to Invesco Ltd., U.S. GAAP basis	$345.3	$230.4	$(12.5)
Adjustments (excluding tax):
Amortization of intangible assets (4)	8.1	8.1	9.7
Deferred compensation net market valuation changes (5)	(26.8)	24.3	(19.0)
Severance (6)	—	—	16.9
Software impairment (7)	—	—	8.0
Canadian sale and restructuring (8)	(11.7)	—	—
Total adjustments excluding tax	(30.4)	32.4	15.6
Tax adjustment for amortization of intangible assets and goodwill (11)	4.0	3.8	4.0
Other tax effects of adjustments above	3.4	(5.8)	(1.2)
Cost of preferred stock repurchase (12)	—	—	159.3
Adjusted net income attributable to Invesco Ltd.	$322.3	$260.8	$165.2

Weighted average common shares outstanding - diluted	454.4	453.7	455.2
Diluted EPS	$0.76	$0.51	$(0.03)
Adjusted diluted EPS (13)	$0.71	$0.57	$0.36

Reconciliation of Operating expenses to Adjusted operating expenses:

(in millions)	Q2-26	Q1-26	Q2-25
Operating expenses, U.S. GAAP basis	$1,461.4	$1,411.3	$1,301.3
Invesco Great Wall (2)	45.1	42.6	29.3
Third-party distribution, service and advisory expenses	(627.1)	(601.4)	(500.7)
CIP (3)	(4.2)	(7.2)	(5.3)
Amortization of intangible assets (4)	(8.1)	(8.1)	(9.7)
Compensation expense related to market valuation changes in deferred compensation liabilities (5)	(48.4)	(8.9)	(29.8)
Severance (6)	—	—	(16.9)
Software impairment (7)	—	—	(8.0)
Canadian sale and restructuring (8)	11.7	—	—
Adjusted operating expenses	$830.4	$828.3	$760.2

Employee compensation, U.S. GAAP basis	$546.7	$512.7	$510.4
Invesco Great Wall (2)	31.8	29.9	17.2
Compensation expense related to market valuation changes in deferred compensation liabilities (5)	(48.4)	(8.9)	(29.8)
Severance (6)	—	—	(16.9)
Adjusted employee compensation	$530.1	$533.7	$480.9

Marketing, U.S. GAAP basis	$36.7	$37.4	$23.1
Invesco Great Wall (2)	3.7	3.6	3.2
Adjusted marketing	$40.4	$41.0	$26.3

Property, office and technology, U.S. GAAP basis	$109.3	$104.6	$118.2
Invesco Great Wall (2)	4.6	4.5	4.3
Software impairment (7)	—	—	(8.0)
Adjusted property, office and technology	$113.9	$109.1	$114.5

General and administrative, U.S. GAAP basis	$133.5	$147.1	$139.2
Invesco Great Wall (2)	5.0	4.6	4.6
CIP (3)	(4.2)	(7.2)	(5.3)
Canadian sale and restructuring (8)	11.7	—	—
Adjusted general and administrative	$146.0	$144.5	$138.5

Amortization of intangible assets, U.S. GAAP basis	$8.1	$8.1	$9.7
Amortization of intangible assets (4)	(8.1)	(8.1)	(9.7)
Adjusted amortization of intangible assets	$—	$—	$—

(1)    Revenue adjustments: The company calculates Net revenues by reducing Operating revenues to exclude fees that are passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. The Net revenue presentation assists in identifying the revenue contribution generated by the company, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates Net revenue yield on AUM, which is equal to Net revenues divided by Average AUM during the reporting period, as an indicator of the Net revenues we receive for each dollar of AUM we manage.
Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other revenues are primarily adjusted by transaction fees passed through to third parties.
(2)    Invesco Great Wall: The company reflects 100% of Invesco Great Wall in its Net revenues and Adjusted operating income (and by calculation, Adjusted operating margin). The company’s non-GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows. Adjusted net income is reduced by the amount of earnings attributable to the noncontrolling interests.
(3)    CIP: The company believes that the CIP may impact a reader’s analysis of our underlying results of operations and could result in investor confusion or the production of information about the company by analysts or external credit rating agencies that is not reflective of the underlying results of operations and financial condition of the company. Accordingly, the company believes that it is appropriate to adjust Operating revenues and Operating income for the impact of CIP in calculating the respective Net revenues and Adjusted operating income (and by calculation, Adjusted operating margin).
(4)    Amortization of intangible assets: The company removes amortization related to acquired assets in arriving at Adjusted operating income, Adjusted operating margin and Adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition-related charges.
(5)     Market valuation changes related to deferred compensation plan liabilities: Certain deferred compensation plan awards provide a return to the employee linked to the appreciation (depreciation) of specified investments. The company economically hedges the exposure to market movements on these deferred compensation liabilities. Since these liabilities are economically hedged, the company believes it is useful to remove the market movements related to the deferred compensation plan liabilities from the calculation of Adjusted operating income (and by calculation, Adjusted operating margin) and to remove the net impact of the economic hedge from the calculation of Adjusted net income (and by calculation, Adjusted diluted EPS) to produce results that will be more comparable period to period.
(6)    Severance: In the second quarter of 2025, the company removed the severance expense related to the reorganization of its fundamental equities investment teams. The company removed this expense in arriving at Adjusted operating income, Adjusted operating margin, Adjusted net income, and Adjusted diluted EPS, as this will aid comparability of our results period to period and aid comparability with peer companies that may not have similar reorganization related charges.
(7)    Software impairment: In the second quarter of 2025, the company removed the non-cash software impairment related to a strategic change in our fixed income investment platform. The company removed this expense in arriving at Adjusted operating income, Adjusted operating margin, Adjusted net income, and Adjusted diluted EPS as this will aid comparability of our results period to period.
(8)    Canadian sale and restructuring: In the second quarter of 2026, the company removed the net benefit arising from the sale of the management agreements associated with Invesco's Canadian fund business to CI Global Asset Management on June 1, 2026 and the restructuring of the company’s Canadian operations. The company removed this benefit in arriving at Adjusted operating income, Adjusted operating margin, Adjusted net income, and Adjusted diluted EPS, as this will aid comparability of our results period to period and aid comparability with peer companies that may not have similar activities.
(9)    Operating margin is equal to Operating income divided by Operating revenues.
(10)    Adjusted operating margin is equal to Adjusted operating income divided by Net revenues.
(11)    Tax adjustment for amortization of intangible assets and goodwill: The company reflects the tax benefit realized on the tax amortization of goodwill and intangibles in Adjusted net income. The company believes it is useful to include this tax benefit in arriving at the Adjusted diluted EPS measure.
(12)    Cost of preferred stock repurchase: In the second quarter of 2025, the company repurchased $1.0 billion of the company’s outstanding Series A Preferred Stock held by MassMutual. The company removed the cost associated with the repurchase from the calculation of Adjusted net income (and by calculation, Adjusted diluted EPS) as this will aid comparability of our results period to period and aid comparability with peer companies that may not have similar repurchase related charges.
(13)    Adjusted diluted EPS is equal to Adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding.

Invesco Ltd.
Assets Under Management

	Three months ended				Six months ended
(in billions)	June 30, 2026	March 31, 2026	% Change	June 30, 2025	June 30, 2026	June 30, 2025	% Change
Beginning Assets	$2,159.5	$2,169.9	(0.5%)	$1,844.8	$2,169.9	$1,846.0	17.5%
Long-term inflows	202.1	162.0	24.8%	118.7	364.1	240.7	51.3%
Long-term outflows	(157.0)	(140.2)	12.0%	(103.1)	(297.2)	(207.5)	43.2%
Net long-term flows	45.1	21.8	106.9%	15.6	66.9	33.2	101.5%
Net flows in non-management fee earning AUM (a)	0.7	—	N/A	2.8	0.7	7.8	(91.0%)
Net flows in money market funds	16.9	11.5	47.0%	(3.2)	28.4	6.8	317.6%
Total net flows	62.7	33.3	88.3%	15.2	96.0	47.8	100.8%
Reinvested distributions	1.6	0.9	77.8%	1.0	2.5	2.0	25.0%
Market gains and losses	256.8	(42.5)	N/A	126.4	214.3	84.2	154.5%
Dispositions (b)	(11.0)	—	N/A	—	(11.0)	—	N/A
Foreign currency translation	0.7	(2.1)	N/A	14.0	(1.4)	21.4	N/A
Ending Assets	$2,470.3	$2,159.5	14.4%	$2,001.4	$2,470.3	$2,001.4	23.4%

Ending long-term AUM	$2,212.6	$1,920.1	15.2%	$1,415.3	$2,212.6	$1,415.3	56.3%
Average long-term AUM	$2,124.4	$1,984.5	7.0%	$1,343.8	$2,054.5	$1,335.3	53.9%
Average AUM	$2,368.8	$2,218.9	6.8%	$1,897.4	$2,293.9	$1,889.1	21.4%
Average QQQ AUM	$452.3	$398.5	13.5%	$319.2	$425.4	$319.6	33.1%

	Three months ended June 30, 2026		Six months ended June 30, 2026
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$1,489.4	$670.1	$1,515.7	$654.2
Long-term inflows	154.1	48.0	268.7	95.4
Long-term outflows	(106.8)	(50.2)	(206.7)	(90.5)
Net long-term flows	47.3	(2.2)	62.0	4.9
Net flows in non-management fee earning AUM (a)	—	0.7	(0.1)	0.8
Net flows in money market funds	3.9	13.0	4.3	24.1
Total net flows	51.2	11.5	66.2	29.8
Reinvested distributions	1.6	—	2.5	—
Market gains and losses	233.9	22.9	192.9	21.4
Dispositions (b)	(9.9)	(1.1)	(9.9)	(1.1)
Foreign currency translation	0.1	0.6	(1.1)	(0.3)
Ending Assets	$1,766.3	$704.0	$1,766.3	$704.0

	Three months ended June 30, 2026			Six months ended June 30, 2026
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$1,470.8	$330.0	$358.7	$1,492.4	$321.0	$356.5
Long-term inflows	104.1	64.3	33.7	173.7	125.1	65.3
Long-term outflows	(73.3)	(56.1)	(27.6)	(141.9)	(103.7)	(51.6)
Net long-term flows	30.8	8.2	6.1	31.8	21.4	13.7
Net flows in non-management fee earning AUM (a)	0.7	—	—	0.7	—	—
Net flows in money market funds	13.9	3.6	(0.6)	24.2	3.5	0.7
Total net flows	45.4	11.8	5.5	56.7	24.9	14.4
Reinvested distributions	1.5	—	0.1	2.4	—	0.1
Market gains and losses	201.2	23.7	31.9	167.9	18.6	27.8
Dispositions (b)	(11.0)	—	—	(11.0)	—	—
Foreign currency translation	(0.3)	1.0	—	(0.8)	2.0	(2.6)
Ending Assets	$1,707.6	$366.5	$396.2	$1,707.6	$366.5	$396.2

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management (continued)

	Three months ended June 30, 2026
By investment capability (c): (in billions)	ETFs and Index (d)	Fundamental Fixed Income (e)	Fundamental Equities (f)	Private Markets (g)	China JV (h)	Multi-Asset/Other (i)	Global Liquidity (j)	QQQ (k)
Beginning Assets	$638.3	$312.5	$287.7	$131.3	$141.9	$74.1	$201.2	$372.5
Long-term inflows	74.9	20.1	14.1	7.4	50.6	5.4	—	29.6
Long-term outflows	(44.8)	(19.7)	(21.8)	(5.5)	(43.7)	(5.7)	—	(15.8)
Net long-term flows	30.1	0.4	(7.7)	1.9	6.9	(0.3)	—	13.8
Net flows in non-management fee earning AUM (a)	—	—	—	—	—	0.7	—	—
Net flows in money market funds	—	—	—	—	3.7	—	13.2	—
Total net flows	30.1	0.4	(7.7)	1.9	10.6	0.4	13.2	13.8
Reinvested distributions	—	0.5	0.8	0.1	—	0.1	0.1	—
Market gains and losses	91.9	2.8	41.5	2.4	8.3	6.1	—	103.8
Dispositions (b)	(6.7)	—	(3.6)	—	—	(0.7)	—	—
Foreign currency translation	(0.1)	(0.7)	(0.6)	(0.2)	2.4	(0.1)	—	—
Ending Assets	$753.5	$315.5	$318.1	$135.5	$163.2	$79.9	$214.5	$490.1

Average AUM	$717.4	$315.3	$311.1	$134.3	$155.2	$78.0	$205.2	$452.3

	Six months ended June 30, 2026
By investment capability (c): (in billions)	ETFs and Index (d)	Fundamental Fixed Income (e)	Fundamental Equities (f)	Private Markets (g)	China JV (h)	Multi-Asset/Other (i)	Global Liquidity (j)	QQQ (k)
Beginning Assets	$630.2	$311.5	$298.4	$130.7	$132.5	$69.7	$189.7	$407.2
Long-term inflows	130.0	41.8	29.0	13.1	97.6	13.3	—	39.3
Long-term outflows	(81.3)	(37.7)	(39.1)	(10.8)	(82.0)	(10.0)	—	(36.3)
Net long-term flows	48.7	4.1	(10.1)	2.3	15.6	3.3	—	3.0
Net flows in non-management fee earning AUM (a)	—	—	—	—	—	0.7	—	—
Net flows in money market funds	—	—	—	—	3.6	—	24.8	—
Total net flows	48.7	4.1	(10.1)	2.3	19.2	4.0	24.8	3.0
Reinvested distributions	—	1.0	1.0	0.2	—	0.1	0.2	—
Market gains and losses	81.4	0.9	34.4	2.9	7.3	7.6	(0.1)	79.9
Dispositions (b)	(6.7)	—	(3.6)	—	—	(0.7)	—	—
Foreign currency translation	(0.1)	(2.0)	(2.0)	(0.6)	4.2	(0.8)	(0.1)	—
Ending Assets	$753.5	$315.5	$318.1	$135.5	$163.2	$79.9	$214.5	$490.1

Average AUM	$687.3	$314.4	$307.6	$133.2	$148.8	$76.6	$200.6	$425.4

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)Non-management fee earning AUM includes non-management fee earning UIT and product leverage. For the six months ended June 30, 2025, non-management fee earning AUM include QQQ’s flows.
(b)Sale of the management agreements associated with Invesco’s Canadian fund business to CI Global Asset Management on June 1, 2026 decreased AUM by $11.0 billion.
(c)Investment capabilities are descriptive groupings of AUM by investment strategy.
(d)ETFs and Index includes ETFs and Indexed Strategies and excludes Invesco QQQ.
(e)Fundamental Fixed Income includes Fixed Income products, including certain ETFs managed within this capability.
(f)Fundamental Equities includes Equity products.
(g)Private Markets includes Private Credit and Real Estate investments comprised primarily of Real Estate, CLOs, Private Credit and listed real assets, including certain ETFs managed within this capability.
(h)China JV includes AUM managed by Invesco Great Wall.
(i)Multi-Asset/Other includes Global Asset Allocation, Invesco Quantitative Strategies, Global Targeted Returns, Solutions, UITs, including certain ETFs managed within this capability.
(j)Global Liquidity is comprised mainly of Money Market funds.
(k)QQQ includes only Invesco QQQ Trust.

Invesco Ltd.
Supplemental Information (1)

	For the three months ended June 30, 2026			For the three months ended June 30, 2025
Cash flow information (in millions)	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,706.1	$(899.2)	$806.9	$1,873.4	$(1,051.7)	$821.7
Cash flows from operating activities	734.2	(38.0)	696.2	547.9	(79.2)	468.7
Cash flows from investing activities	(705.5)	647.2	(58.3)	(275.4)	277.3	1.9
Cash flows from financing activities	(120.6)	(406.6)	(527.2)	(724.8)	316.2	(408.6)
Increase/(decrease) in cash and cash equivalents	(91.9)	202.6	110.7	(452.3)	514.3	62.0
Foreign exchange movement on cash and cash equivalents	(3.9)	1.7	(2.2)	70.8	(31.8)	39.0
Cash and cash equivalents, end of the period	$1,610.3	$(694.9)	$915.4	$1,491.9	$(569.2)	$922.7

	For the six months ended June 30, 2026			For the six months ended June 30, 2025
Cash flow information (in millions)	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,979.8	$(942.3)	$1,037.5	$1,496.0	$(509.5)	$986.5
Cash flows from operating activities	946.8	(374.3)	572.5	463.3	(96.8)	366.5
Cash flows from investing activities	(1,438.7)	1,348.9	(89.8)	(367.4)	407.1	39.7
Cash flows from financing activities	150.7	(739.3)	(588.6)	(195.5)	(333.9)	(529.4)
Increase/(decrease) in cash and cash equivalents	(341.2)	235.3	(105.9)	(99.6)	(23.6)	(123.2)
Foreign exchange movement on cash and cash equivalents	(28.3)	12.1	(16.2)	95.5	(36.1)	59.4
Cash and cash equivalents, end of the period	$1,610.3	$(694.9)	$915.4	$1,491.9	$(569.2)	$922.7

___________
(1)    These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions.

Invesco Ltd.
Supplemental Information (1)

	June 30, 2026			December 31, 2025
Balance Sheet information (in millions)	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
ASSETS
Cash and cash equivalents	$915.4	$—	$915.4	$1,037.5	$—	$1,037.5
Investments	1,454.6	559.5	2,014.1	1,381.1	397.1	1,778.2
Goodwill and intangible assets, net	12,306.0	—	12,306.0	12,404.4	—	12,404.4
Other assets (2)	2,223.0	8.6	2,231.6	2,121.2	11.2	2,132.4
Investments and other assets of CIP (3)	10,574.1	(10,574.1)	—	10,149.8	(10,149.8)	—
Total assets	$27,473.1	$(10,006.0)	$17,467.1	$27,094.0	$(9,741.5)	$17,352.5
LIABILITIES
Debt	$1,624.0	$—	$1,624.0	$1,825.1	$—	$1,825.1
Other Liabilities (4)	3,371.2	—	3,371.2	3,296.4	—	3,296.4
Debt and other liabilities of CIP	9,007.7	(9,007.7)	—	8,967.6	(8,967.6)	—
Total liabilities	$14,002.9	$(9,007.7)	$4,995.2	$14,089.1	$(8,967.6)	$5,121.5
EQUITY
Total equity attributable to Invesco Ltd.	$12,471.9	$—	$12,471.9	$12,231.0	$—	$12,231.0
Noncontrolling interests (5)	998.3	(998.3)	—	773.9	(773.9)	—
Total equity	13,470.2	(998.3)	12,471.9	13,004.9	(773.9)	12,231.0
Total liabilities and equity	$27,473.1	$(10,006.0)	$17,467.1	$27,094.0	$(9,741.5)	$17,352.5

___________
(1)    This table includes non-GAAP presentations. Assets of CIP are not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt.
(2)     Amounts include Accounts receivable, Property, equipment and software, and Other assets.
(3)    Amounts include Cash and cash equivalents of CIP.
(4)    Amounts include Accrued compensation and benefits, Accounts payable and accrued expenses, and Deferred tax liabilities.
(5)    Amounts include Redeemable noncontrolling interests in consolidated entities and Equity attributable to nonredeemable noncontrolling interests in consolidated entities.